Exhibit 13(b)

Simon J. Crinage, Chief Executive Officer, and Monique Labbe, Chief Financial Officer of The Taiwan Fund, Inc. (the "Fund"), each certify that:

1.	This Form N-CSR filing for the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Simon J. Crinage
Simon J. Crinage
Chief Executive Officer of The Taiwan Fund, Inc.

Date: May 3, 2018

By:	/s/ Monique Labbe
Monique Labbe
Chief Financial Officer of The Taiwan Fund, Inc.

Date: May 3, 2018